                                                               Exhibit (d)(7)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING MUTUAL FUNDS

                            OPERATING EXPENSE LIMITS

                                              MAXIMUM OPERATING EXPENSE LIMIT PERCENTAGE
                                               (AS A PERCENTAGE OF AVERAGE NET ASSETS)
                                      -----------------------------------------------------------
NAME OF FUND*                         Class A     Class B      Class C      Class I      Class O
------------                          -------     -------      -------      -------      -------
ING Global Real Estate Fund            1.75%       2.50%        2.50%        1.50%        1.75%
Initial Term Expires March 1, 2006

                                                                        /s/ H.E.
                                                                        --------
                                                                              HE

Effective Date: September 30, 2005

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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